UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2018

GREENLIGHT CAPITAL RE, LTD.

(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(345) 943-4573

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 2, 2018, Greenlight Capital Re, Ltd. (the “Company”) issued a press release announcing that it has commenced a private offering (the “Proposed Offering”) of $100,000,000 in aggregate principal amount of its Convertible Senior Notes due 2023 (the “Notes”) to be offered and sold only to qualified institutional buyers pursuant to Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

A copy of the Company’s July investment returns and related information is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

In addition, in connection with the Proposed Offering (as described above in Item 7.01 of this Form 8-K), the Company is providing certain information, an excerpt of which is included below, to prospective investors in the Notes:

Risks Related to the Proposed Offering and the Notes

Share repurchases associated with the use of proceeds from the Proposed Offering may increase the likelihood that the Company is a controlled foreign corporation and that a shareholder is a 10% U.S. shareholder, which can cause U.S. shareholders to be unfavorably taxed on the Company’s earnings.

U.S. shareholders may be subject to ordinary income taxation on the Company’s earnings, even if undistributed, if a portion of the Company’s subpart F insurance income is allocated to such U.S. shareholder. Such income may be unrelated business taxable income to U.S. shareholders that are tax-exempt organizations. In general, subpart F insurance income will be allocated to a U.S. shareholder either if the Company is a controlled foreign corporation and the shareholder is a U.S. 10% shareholder or if there is related person insurance income and certain exceptions do not apply. Although the Company does not believe that the share repurchases will cause any current holder of Class A ordinary shares to become a U.S. 10% shareholder, the Company cannot assure that this will be the case. In addition, the Company does not believe that any U.S. persons will be allocated subpart F insurance income, but the Company cannot assure shareholders that this will be the case.

The foregoing is an excerpt derived from a preliminary confidential offering memorandum that is being disseminated solely to qualified institutional buyers in connection with the Proposed Offering pursuant to Rule 144A.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated August 2, 2018.

99.2	Investment Returns, updated for July 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD. (Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	August 2, 2018